COMPANY CONTACT: Jeff Magids Director of Finance & Investor Relations (281) 874-2700, (888) 991-SBOW	FOR IMMEDIATE RELEASE

SilverBow Resources Announces First Quarter 2022 Results
Expansion of Eagle Ford position through accretive acquisitions
Continued success with Austin Chalk delineation
Reduced total debt by $27 million quarter-over-quarter
Targeting leverage ratio of less than 1.0x by year-end 2022
Houston, TX - May 4, 2022 - SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or the “Company”) today announced operating and financial results for the first quarter of 2022. Highlights include:
•Reported net production of 226 million cubic feet of natural gas equivalent per day (“MMcfe/d”) (77% natural gas) for the first quarter of 2022, at the midpoint of guidance
•Reported a net loss of $64 million, which includes a net unrealized loss on the value of the Company's derivative contracts of $112 million, Adjusted EBITDA of $74 million and free cash flow (“FCF”) of $28 million for the first quarter of 2022. Adjusted EBITDA and FCF are non-GAAP measures defined and reconciled in the tables below
•Reduced total debt by $27 million quarter-over-quarter. Leverage ratio of 1.24x1 at quarter end; targeting year-end 2022 leverage ratio below 1.0x1
•SilverBow's Austin Chalk wells in Webb County continue to exceed expectations. Brought online in early 2022 the Company's fourth Austin Chalk well, and two more Austin Chalk wells are currently being completed as part of an eight-well La Mesa pad drilled in the first quarter of 2022
•Increased borrowing base under SilverBow's senior secured revolving credit facility (“Credit Facility”) to $525 million as of April 12, 2022; a 14% increase from prior borrowing base
•Announced agreements to acquire the assets of Sundance Energy, Inc. and certain affiliated entities (collectively, “Sundance”) for a total consideration of approximately $354 million and SandPoint Operating, LLC, a subsidiary of SandPoint Resources, LLC, (collectively, “SandPoint") for a total consideration of approximately $71 million (the “Acquisitions”)

•The Acquisitions are expected to enhance SilverBow's pro forma production, Adjusted EBITDA, FCF and FCF per share while allowing the Company to achieve a leverage ratio of less than 1.0x by year-end 2022
•Updated full year 2022 guidance and upsized borrowing base amount expected to be announced in conjunction with the closing of the Acquisitions
MANAGEMENT COMMENTS
Sean Woolverton, SilverBow’s Chief Executive Officer, commented, “First quarter financial results were exceptional, with SilverBow generating $28 million of free cash flow and reducing total debt by $27 million since year-end 2021. In June, we will see a significant ramp in production as we bring online 11 new wells leading to double-digit growth year-over-year on the existing assets with a re-investment rate less than 70%. Strong commodity prices combined with a full rig line of efficiencies have helped drive financial performance above expectations and offset inflation in the service market. With increased liquidity from our upsized borrowing base and strong free cash flow generation, SilverBow is well-positioned to fund future growth and expand its portfolio, both through the drill-bit and through accretive acquisitions.”
Mr. Woolverton commented further, “In April, we announced agreements to acquire the assets of Sundance and SandPoint, which we expect to have an immediate impact upon close. The base production, future locations and acreage overlap with our La Salle and McMullen areas drive compelling industrial logic, increase our production and oil mix, and add nearly a decade of high-return inventory spanning Eagle Ford and Olmos zones. These acquisitions are accretive to key financial and operational metrics and allows us to quickly scale our cash flows within a favorable commodity environment while providing SilverBow a platform to continue our consolidation strategy. On a pro forma basis, SilverBow is expected to increase Adjusted EBITDA, further delever the balance sheet and further expand liquidity through an upsized borrowing base.”
OPERATIONS HIGHLIGHTS
During the first quarter of 2022, SilverBow drilled nine net wells, completed one well and brought one well online. The Company's first quarter activity focused primarily on its La Mesa area, where one Austin Chalk well drilled to a lateral length of approximately 9,800 feet was brought online, representing the longest lateral SilverBow has drilled in the Austin Chalk to date. Additionally, SilverBow drilled an eight-well La Mesa pad, the largest pad in the Company’s history. The eight wells were co-developed using a wine-rack configuration, of which three targeted the Lower Eagle Ford, three targeted the Upper Eagle Ford and two targeted the Austin Chalk. First production from this pad is expected towards the end of the second quarter of 2022.

SilverBow's drilling rig will shift its focus from our Webb County Gas and Austin Chalk assets in the first quarter towards our La Salle and McMullen oil assets in the second quarter. In the back half of the year, the Company anticipates drilling a mix of Webb County Gas wells and locations acquired in 2021. SilverBow anticipates adding a second rig upon closing of the Sundance acquisition. The Company continues to optimize its drilling schedule based on commodity prices and first production timing.
PRODUCTION VOLUMES, OPERATING COSTS AND REALIZED PRICES
SilverBow's total net production for the first quarter of 2022 averaged 226 MMcfe/d. Production mix for the first quarter consisted of 77% natural gas, 13% oil and 10% natural gas liquids (“NGLs”). Natural gas comprised 60% of total oil and gas sales for the first quarter, compared to 73% in the first quarter of 2021.
For the first quarter of 2022, lease operating expenses (“LOE”) were $0.48 per Mcfe, transportation and processing expenses (“T&P”) were $0.31 per Mcfe and production and ad valorem taxes were 6.0% of oil and gas sales. Total production expenses, which include LOE, T&P and production taxes, were $1.18 per Mcfe for the first quarter. Net general and administrative (“net G&A”) expenses for the first quarter of 2022 were $4.8 million, or $0.24 per Mcfe. After deducting $1.0 million of non-cash compensation expense, cash general and administrative (“cash G&A”) (a non-GAAP measure) expenses were $3.7 million for the first quarter of 2022, or $0.18 per Mcfe.
The Company continues to benefit from strong basis pricing in the Eagle Ford. Crude oil and natural gas realizations in the first quarter were 98% of West Texas Intermediate (“WTI”) and 100% of Henry Hub, respectively, excluding hedging. The Company's average realized natural gas price for the first quarter of 2022, excluding hedging, was $4.96 per thousand cubic feet of natural gas (“Mcf”) compared to $4.98 per Mcf in the first quarter of 2021. The average realized crude oil selling price in the first quarter of 2022, excluding hedging, was $92.59 per barrel compared to $55.49 per barrel in the first quarter of 2021. The average realized NGL selling price in the first quarter, excluding hedging, was $34.89 per barrel (37% of WTI benchmark) compared to $22.30 per barrel (39% of WTI benchmark) in the first quarter of 2021. Please refer to the tables included with today's news release for production volumes and pricing information.
FINANCIAL RESULTS
SilverBow reported total oil and gas sales of $129.7 million for the first quarter of 2022. The Company reported a net loss of $64.3 million, which includes a net unrealized loss on the value of the Company's derivative contracts of $112.0 million.

For the first quarter of 2022, SilverBow generated Adjusted EBITDA (a non-GAAP measure) of $73.9 million and FCF (a non-GAAP measure) of $27.6 million. For the twelve months ended March 31, 2022, the Company reported Adjusted EBITDA for Leverage Ratio (a non-GAAP measure) of $281.4 million, which, in accordance with the Leverage Ratio calculation in its Credit Facility, includes contributions from acquired assets prior to their closing dates totaling $25.3 million.
Capital expenditures incurred during the first quarter of 2022 totaled $40.4 million on an accrual basis.
SECOND QUARTER GUIDANCE
For the second quarter of 2022, SilverBow, on a standalone basis (excluding the Acquisitions), is guiding to estimated production of 219-232 MMcfe/d, with natural gas volumes expected to comprise 175-185 MMcf/d or 80% of total production at the midpoint. The Company plans to release updated 2022 guidance in conjunction with the closing of the Sundance transaction. As always, SilverBow maintains a high degree of flexibility in its drilling schedule as it closely monitors commodity prices and the service cost environment.
HEDGING UPDATE
Hedging continues to be an important element of SilverBow's strategy to protect cash flow. The Company's active hedging program provides greater predictability of cash flows and is structured to preserve exposure to higher commodity prices while staying in compliance with the financial covenants under SilverBow's debt facilities. In conjunction with the acquisition announcements, the Company layered on additional commodity derivatives for oil, natural gas and NGLs.
As of April 29, 2022, SilverBow, on a standalone basis (excluding the production volumes and hedges associated with the Acquisitions), has 131 MMcf/d of natural gas production hedged, 3,929 Bbls/d of oil hedged and 2,780 Bbls/d of NGLs hedged for the remainder of 2022. For 2023, the Company has 134 MMcf/d of natural gas production hedged, 2,873 Bbls/d of oil hedged and 2,250 Bbls/d of NGLs hedged. The hedged amounts are inclusive of both swaps and collars.
Please see SilverBow's Corporate Presentation and Form 10-Q filing for the first quarter of 2022, which the Company expects to file on Thursday, May 5, 2022, for a detailed summary of its derivative contracts.
CAPITAL STRUCTURE AND LIQUIDITY
As of March 31, 2022, SilverBow's liquidity position was $261.6 million, consisting of $1.6 million of cash and $260.0 million of availability under the Credit Facility. SilverBow's net debt as of March 31, 2022 was $348.4 million, calculated as total long-term debt of $350.0 million less $1.6 million of cash, a $27.5 million, or 7%, decrease from December 31, 2021.

In conjunction with its regularly scheduled semi-annual redetermination, SilverBow entered into the Ninth Amendment to its Credit Facility, effective April 12, 2022, which increased the borrowing base under the Credit Facility to $525 million. Adjusted for the increase to the borrowing base, the Company had $325.0 million of undrawn capacity and $1.6 million of cash, resulting in $326.6 million of liquidity before giving effect to the cash consideration payments for the pending Acquisitions.
As of April 29, 2022, SilverBow had 16.9 million total common shares outstanding.
CONFERENCE CALL AND UPDATED INVESTOR PRESENTATION
SilverBow will host a conference call for investors on Thursday, May 5, 2022, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Investors and participants can listen to the call by dialing 1-833-979-2485 (U.S.) or 1-236-738-2199 (International) and requesting SilverBow Resource's First Quarter 2022 Earnings Conference Call or by visiting the Company's website. A simultaneous webcast of the call may be accessed over the internet by visiting SilverBow's website at www.sbow.com, clicking on “Investor Relations” and “Events and Presentations” and then clicking on the “First Quarter 2022 Earnings Conference Call” link. The webcast will be archived for replay on the Company's website for 14 days. Additionally, an updated Corporate Presentation will be uploaded to the Investor Relations section of SilverBow's website before the conference call.
ABOUT SILVERBOW RESOURCES, INC.
SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development, and production of oil and gas in the Eagle Ford and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs which it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested. For more information, please visit www.sbow.com. Information on our website is not part of this release.
FORWARD-LOOKING STATEMENTS
This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management's expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this press release, including those regarding our strategy, the benefits of the recently announced Sundance and SandPoint transactions, future operations, 2022 guidance, financial position, well expectations and drilling plans, estimated production levels, expected oil and natural gas pricing, estimated oil and natural gas reserves or the present value thereof, reserve increases, service costs, impacts of inflation, future free cash flow and expected leverage ratio, capital expenditures, budget, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this report, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “predict,” “potential,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: the severity and duration of world health events, including the COVID-19 pandemic, related economic repercussions, including disruptions in the oil and gas industry; actions by the members of the Organization of the Petroleum Exporting Countries (“OPEC”) and Russia (together with OPEC and other allied producing countries) with respect to oil production levels and announcements of potential changes in such levels; general economic and political conditions, including political tensions or war; risks related to the recently announced Sundance and SandPoint transactions, including the risk that the acquisitions will not be completed on the timeline or terms currently contemplated, that the benefits of the transactions may not be fully realized or may take longer to realize than expected, that the cost of the acquisitions will be significant, and that management attention will be diverted to transaction-related issues; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; volatility in natural gas, oil and NGL prices; future cash flow and its adequacy to maintain our ongoing operations; liquidity, including our ability to satisfy our short- or long-term liquidity needs; our borrowing capacity and future covenant compliance; operating results; asset disposition efforts or the timing or outcome thereof; ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof; the amount, nature and timing of capital expenditures, including future development costs; timing, cost and amount of future production of oil and natural gas; impairments on our properties; well results; availability of drilling and production equipment or availability of oil field labor; availability, cost and terms of capital; timing and successful drilling and completion of wells; availability and cost for transportation of oil and natural gas; costs of exploiting and developing our properties and conducting other operations; competition in the oil and natural gas industry; opportunities to monetize assets; our ability to execute on strategic initiatives; effectiveness of our risk management activities, including hedging strategy; environmental liabilities; counterparty credit risk; governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021.

All forward-looking statements speak only as of the date of this news release. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. The issuance of the stock consideration in the Sundance transaction requires approval of SilverBow stockholders in accordance with the listing rules of the New York Stock Exchange, and the Company cannot provide assurances on the timing or outcome of that approval. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company's SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.
All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.
(Additional Information and Where to Find It)
This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of SilverBow. This communication relates to a proposed transaction involving SilverBow and Sundance that is the subject of a proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) that provides full details of the proposed transaction and the attendant benefits and risk. This communication is not a substitute for the proxy statement or any other document that SilverBow may file with the SEC or send to its shareholders in connection with the proposed transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SILVERBOW AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain these materials and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the proxy statement and other relevant documents may be obtained free of charge by accessing SilverBow’s website at www.sbow.com by clicking on the “Investors” link, or upon written request to SilverBow, 920 Memorial City Way, Suite 850, Houston, Texas 77024, Attention: Investor Relations. Shareholders may also read and copy any reports, statements and other information filed by SilverBow with the SEC, at the SEC at 1-800-SEC-0330 or on the SEC’s website.
(Participants in the Solicitation)

SilverBow and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the transaction under the rules of the SEC. Information regarding SilverBow’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 30, 2022 in connection with its 2022 annual meeting of shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in SilverBow’s proxy statement and other relevant materials filed with the SEC. Investors should read the proxy statement and other relevant documents carefully before making any voting or investment decisions.
(Footnotes)
1 Leverage ratio is defined as total long-term debt, before unamortized discounts, divided by Adjusted EBITDA for Leverage Ratio (a non-GAAP measure defined and reconciled in the tables included with today's news release) for the trailing twelve-month period.
(Financial Highlights to Follow)

Condensed Consolidated Balance Sheets (Unaudited)
SilverBow Resources, Inc. and Subsidiary (in thousands, except share amounts)

	March 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$1,645	$1,121
Accounts receivable, net	46,095	49,777
Fair value of commodity derivatives	1,679	2,806
Other current assets	2,164	1,875
Total Current Assets	51,583	55,579
Property and Equipment:
Property and equipment, full cost method, including $23,623 and $17,090, respectively, of unproved property costs not being amortized at the end of each period	1,651,497	1,611,953
Less – Accumulated depreciation, depletion, amortization & impairment	(891,158)	(869,985)
Property and Equipment, Net	760,339	741,968
Right of use assets	16,163	16,065
Fair value of long-term commodity derivatives	76	201
Other long-term assets	3,629	5,641
Total Assets	$831,790	$819,454
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$41,909	$35,034
Fair value of commodity derivatives	140,941	47,453
Accrued capital costs	11,128	7,354
Accrued interest	862	697
Current lease liability	7,998	7,222
Undistributed oil and gas revenues	18,731	23,577
Total Current Liabilities	221,569	121,337
Long-term debt, net	346,003	372,825
Non-current lease liability	8,427	9,090
Deferred tax liabilities	3,613	6,516
Asset retirement obligations	5,644	5,526
Fair value of long-term commodity derivatives	19,089	8,585
Other long-term liabilities	1,663	3,043
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized, 17,141,724 and 16,822,845 shares issued, respectively, and 16,812,851 and 16,631,175 shares outstanding, respectively	171	168
Additional paid-in capital	414,127	413,017
Treasury stock, held at cost, 328,873 and 191,670 shares, respectively	(6,592)	(2,984)
Accumulated deficit	(181,924)	(117,669)
Total Stockholders’ Equity	225,782	292,532
Total Liabilities and Stockholders’ Equity	$831,790	$819,454

Condensed Consolidated Statements of Operations (Unaudited)
SilverBow Resources, Inc. and Subsidiary (in thousands, except per-share amounts)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Revenues:
Oil and gas sales	$129,656	$86,741

Operating Expenses:
General and administrative, net	4,786	4,782
Depreciation, depletion, and amortization	21,154	13,393
Accretion of asset retirement obligations	99	75
Lease operating expenses	9,125	6,274
Workovers	647	13
Transportation and gas processing	6,352	5,056
Severance and other taxes	7,764	3,489
Total Operating Expenses	49,927	33,082

Operating Income	79,729	53,659

Non-Operating Income (Expense)
Gain (loss) on commodity derivatives, net	(140,242)	(18,259)
Interest expense, net	(6,557)	(7,019)
Other income (expense), net	61	(1)

Income (Loss) Before Income Taxes	(67,009)	28,380

Provision (Benefit) for Income Taxes	(2,754)	—

Net Income (Loss)	$(64,255)	$28,380

Per Share Amounts:

Basic Earnings (Loss) Per Share	$(3.84)	$2.36

Diluted Earnings (Loss) Per Share	$(3.84)	$2.31

Weighted-Average Shares Outstanding - Basic	16,719	12,029

Weighted-Average Shares Outstanding - Diluted	16,719	12,294

Condensed Consolidated Statements of Cash Flows (Unaudited)
SilverBow Resources, Inc. and Subsidiary (in thousands)

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Cash Flows from Operating Activities:
Net income (loss)	$(64,255)	$28,380
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	21,154	13,393
Accretion of asset retirement obligations	99	75
Deferred income taxes	(2,902)	—
Share-based compensation	1,047	1,070
(Gain) Loss on derivatives, net	140,242	18,259
Cash settlement (paid) received on derivatives	(24,554)	(3,063)
Settlements of asset retirement obligations	(38)	(104)
Other	1,138	344
Change in operating assets and liabilities:
(Increase) decrease in accounts receivable and other current assets	2,794	(878)
Increase (decrease) in accounts payable and accrued liabilities	(10,144)	10,301
Increase (decrease) in income taxes payable	149	—
Increase (decrease) in accrued interest	165	69
Net Cash Provided by (Used in) Operating Activities	64,895	67,846
Cash Flows from Investing Activities:
Additions to property and equipment	(35,228)	(35,852)
Acquisition of oil and gas properties, net of purchase price adjustments	436	(205)
Net Cash Provided by (Used in) Investing Activities	(34,792)	(36,057)
Cash Flows from Financing Activities:
Proceeds from bank borrowings	122,000	57,000
Payments of bank borrowings	(149,000)	(87,000)
Purchase of treasury shares	(2,462)	(488)
Payments of debt issuance costs	(117)	—
Net Cash Provided by (Used in) Financing Activities	(29,579)	(30,488)

Net Increase (Decrease) in Cash and Cash Equivalents	524	1,301
Cash and Cash Equivalents at Beginning of Period	1,121	2,118
Cash and Cash Equivalents at End of Period	$1,645	$3,419
Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest, net of amounts capitalized	$5,816	$6,424
Non-cash Investing and Financing Activities:
Changes in capital accounts payable and capital accruals	$5,037	$(3,588)
Non-cash equity consideration for acquisitions	$1,134	$—

Definition of Non-GAAP Measures as Calculated by the Company (Unaudited)

The following non-GAAP measures are presented in addition to financial statements as SilverBow believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and useful in comparing investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company's financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA: The Company presents Adjusted EBITDA attributable to common stockholders in addition to reported net income (loss) in accordance with GAAP. Adjusted EBITDA is calculated as net income (loss) plus (less) depreciation, depletion and amortization, accretion of asset retirement obligations, interest expense, impairment of oil and natural gas properties, net losses (gains) on commodity derivative contracts, amounts collected (paid) for commodity derivative contracts held to settlement, income tax expense (benefit); and share-based compensation expense. Adjusted EBITDA excludes certain items that SilverBow believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDA is used by the Company's management and by external users of SilverBow's financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. It is also used to assess SilverBow's ability to incur and service debt and fund capital expenditures. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA is important as it is considered among the financial covenants under the Company's First Amended and Restated Senior Secured Revolving Credit Agreement with JPMorgan Chase Bank, National Association, as administrative agent, and certain lenders party thereto (as amended, the “Credit Agreement”), a material source of liquidity for SilverBow. Please reference the Company's 2021 Form 10-K and subsequent 8-Ks for discussion of the Credit Agreement and its covenants.

Adjusted EBITDA for Leverage Ratio: In accordance with the Leverage Ratio calculation for SilverBow's Credit Facility, the Company makes certain adjustments to its calculation of Adjusted EBITDA. Adjusted EBITDA for Leverage Ratio is calculated as Adjusted EBITDA (defined above) plus (less) amortization of derivative contracts and pro forma EBITDA contributions related to closed acquisitions. The Company believes that Adjusted EBITDA for Leverage Ratio is useful to investors because it reflects the last twelve months EBITDA used by the administrative agent for SilverBow's Credit Facility in the calculation of its leverage ratio covenant.

Cash General and Administrative Expenses: Cash G&A expenses is a non-GAAP measure calculated as net general and administrative costs less share-based compensation. The Company reports cash G&A expenses because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period. In addition, SilverBow believes cash G&A expenses are used by analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas industry to allow for analysis of G&A spend without regard to stock-based compensation which can vary substantially from company to company. Cash G&A expenses should not be considered as an alternative to, or more meaningful than, total G&A expenses. The Company has provided forward-looking Cash G&A expenses estimates; however, SilverBow is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

Free Cash Flow and Free Cash Flow per Share: Free cash flow is calculated as Adjusted EBITDA (defined above) plus (less) monetized derivative contracts, cash interest expense, capital expenditures and current income tax (expense) benefit. The Company believes that free cash flow is useful to investors and analysts because it assists in evaluating SilverBow's operating performance, and the valuation, comparison, rating and investment recommendations of companies within the oil and gas industry. Free cash flow per share is calculated by taking free cash flow divided by the number of common shares outstanding of the Company at a given date. Free cash flow should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Total Debt to Adjusted EBITDA (Leverage Ratio): Leverage Ratio is calculated as total debt, defined as long-term debt excluding unamortized discount and debt issuance costs, divided by Adjusted EBITDA (defined above) for the most recently completed 12-month period. The Company has provided a forward-looking Leverage Ratio estimate; however, SilverBow is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because the items necessary to estimate such forward-looking GAAP measure are not accessible or estimable at this time without unreasonable efforts. The reconciling items in future periods could be significant.

Net Debt: Net debt is calculated as the total principal amount of second lien notes plus borrowings on the Company's Credit Facility less cash and cash equivalents.

Calculation of Adjusted EBITDA and Free Cash Flow (Unaudited)
SilverBow Resources, Inc. and Subsidiary (in thousands, except share amounts)

The below tables provide the calculation of Adjusted EBITDA and Free Cash Flow for the following periods (in thousands).

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net Income (Loss)	$(64,255)	$28,380
Plus:
Depreciation, depletion and amortization	21,154	13,393
Accretion of asset retirement obligations	99	75
Interest expense	6,557	7,019
Loss (gain) on commodity derivatives, net	140,242	18,259
Realized gain (loss) on commodity derivatives, net (1)	(28,201)	(4,782)
Income tax expense/(benefit)	(2,754)	—
Share-based compensation expense	1,047	1,070
Adjusted EBITDA	$73,889	$63,414
Plus:
Cash interest expense and bank fees, net	(5,816)	(6,424)
Capital expenditures(2)	(40,358)	(32,961)
Current income tax (expense)/benefit	(149)	—
Free Cash Flow	$27,566	$24,029
(1) Amounts relate to settled contracts covering the production months during the period.
(2) Excludes proceeds/(payments) related to the divestiture/(acquisition) of oil and gas properties and equipment, outside of regular way land and leasing costs.

	Last Twelve Months Ended March 31, 2022	Last Twelve Months Ended March 31, 2021
Net Income (Loss)	$(5,875)	$(275,144)
Plus:
Depreciation, depletion and amortization	76,391	54,518
Accretion of asset retirement obligations	330	344
Interest expense	28,667	29,841
Impairment of oil and gas properties	—	260,342
Loss (gain) on commodity derivatives, net	245,001	45,241
Realized gain (loss) on commodity derivatives, net (1)	(96,675)	22,030
Income tax expense/(benefit)	3,644	22,152
Share-based compensation expense	4,622	4,366
Adjusted EBITDA	$256,105	$163,690
Plus:
Cash interest expense and bank fees, net	(30,317)	(27,306)
Capital expenditures(2)	(137,900)	(77,497)
Current income tax (expense)/benefit	(335)	304
Free Cash Flow	$87,553	$59,191

Adjusted EBITDA	$256,105	$163,690
Amortization of derivative contracts	—	28,605
Pro forma contribution from closed acquisitions	25,343	—
Adjusted EBITDA for Leverage Ratio (3)	$281,448	$192,295
(1) Amounts relate to settled contracts covering the production months during the period.
(2) Excludes proceeds/(payments) related to the divestiture/(acquisition) of oil and gas properties and equipment, outside of regular way land and leasing costs.
(3) Adjusted EBITDA for Leverage Ratio, which is calculated in accordance with SilverBow's Credit Facility, includes pro forma EBITDA contributions reflecting the results of acquired assets' operations for referenced time periods preceding the acquired assets' close date. For referenced last twelve month periods prior to 2022, proceeds from the amortization of previously unwound derivative contracts are also included in the Adjusted EBITDA for Leverage Ratio in accordance with the calculation in its Credit Facility.

Production Volumes & Pricing (Unaudited)
SilverBow Resources, Inc. and Subsidiary

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Production volumes:
Oil (MBbl) (1)	429	315
Natural gas (MMcf)	15,587	12,624
Natural gas liquids (MBbl) (1)	359	285
Total (MMcfe)	20,319	16,224

Oil, natural gas and natural gas liquids sales (in thousands):
Oil	$39,741	$17,466
Natural gas	77,372	62,914
Natural gas liquids	12,543	6,361
Total	$129,656	$86,741

Average realized price:
Oil (per Bbl)	$92.59	$55.49
Natural gas (per Mcf)	4.96	4.98
Natural gas liquids (per Bbl)	34.89	22.30
Average per Mcfe	$6.38	$5.35

Price impact of cash-settled derivatives:
Oil (per Bbl)	$(30.04)	$(12.75)
Natural gas (per Mcf)	(0.84)	(0.01)
Natural gas liquids (per Bbl)	(6.11)	(2.07)
Average per Mcfe	$(1.39)	$(0.29)

Average realized price including impact of cash-settled derivatives:
Oil (per Bbl)	$62.55	$42.74
Natural gas (per Mcf)	4.12	4.97
Natural gas liquids (per Bbl)	28.78	20.23
Average per Mcfe	$4.99	$5.06

(1) Oil and NGLs are converted at the rate of one barrel to six Mcfe. Bbl refers to barrels, and MBbl refers to one thousand barrels. MMcf refers to one million cubic feet.

Second Quarter 2022 Guidance

Guidance
2Q 2022
Production Volumes:
Oil (Bbls/d)	3,850 - 4,050
Natural Gas (MMcf/d)	175 - 185
NGLs (Bbls/d)	3,550 - 3,700
Total Reported Production (MMcfe/d)	219 - 232
% Gas	80%

Product Pricing:
Crude Oil NYMEX Differential ($/Bbl)	($1.50) - $1.50
Natural Gas NYMEX Differential ($/Mcf)	($0.20) - ($0.10)
Natural Gas Liquids (% of WTI)	35% - 39%

Operating Costs & Expenses:
Lease Operating Expenses ($/Mcfe)	$0.45 - $0.49
Transportation & Processing ($/Mcfe)	$0.28 - $0.32
Production Taxes (% of Revenue)	5.0% - 6.0%
Cash G&A, net ($MM)	$3.7 - $4.2

Note: 2Q 2022 guidance reflects standalone SilverBow only; does not include announced transactions. Updated guidance will be provided upon closing of the Acquisitions.